EXHIBIT 99

                                                          FOR IMMEDIATE RELEASE

                                                                      Contacts:
                                                                 George Lombard
                                                              President and CEO
                                                                 (978) 774-2281

                                                       Lori Parks/Eugene Heller
                                                    Silverman Heller Associates
                                                                 (310) 208-2550




               SIGNAL TECHNOLOGY ANNOUNCES TIMING OF SEC FILINGS;
                         OPERATIONAL CHANGES INSTITUTED


DANVERS, Mass. (Sept. 25, 1998) -- SIGNAL TECHNOLOGY CORPORATION (AMEX: STZ) today announced that it expects to file its Form 10-Q for the quarter ended June 30, 1998, with the Securities and Exchange Commission by October 23, 1998.

The Company also anticipates that by October 30, 1998, it will file a restated Form 10-Q for the quarter ended March 31, 1998, as well as a restated Form 10-K for the fiscal year ended December 31, 1997.

The filings will follow completion of an audit by the Company's auditors, PriceWaterhouseCoopers, to determine the extent of pre-tax write-downs related primarily to inventory and contracts at the Company's operating divisions. As previously reported, the Company expects the charges to be not more than $12 million, principally attributable to its Keltec Division.

Commented George Lombard, Signal Technology's Chairman of the Board, President and Chief Executive Officer: "Because of the nature and scope of these developments, the audit has taken longer than anticipated. While we regret this delay, we want to ensure that we are dealing with all inventory-related issues and we are, therefore, conducting a painstaking analysis of each of our operating divisions. We appreciate the patience of the investment community."


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Signal Technology Corporation
September 25, 1998
Page 2.


Mr. Lombard added: "While the issues at Keltec are serious, we believe every one of them can be remedied. Further, our other four operating divisions appear operationally sound. We have assembled a strong and committed management team that is dedicated to restoring Signal Technology to profitability. Through their efforts, I have every confidence we will succeed. To address problems such as those uncovered at Keltec, we have made several management changes and instituted new and strengthened operating controls. Among these we have:

         (1) Hired a new Chief Financial Officer
         (2) Hired a new President and operating management group for Keltec;
         (3) Placed greater emphasis on contract delivery performance;
         (4) Established corrective action focus teams;
         (5) Strengthened program planning and material control functions;
         (6) Established monthly operational performance reviews in each of our operating divisions; and
         (7) Tightened cash flow management.

"We intend to restructure the customer service departments, streamline all material functions and reestablish a strong program management structure in each of our operations. These measures are designed to increase accountability and improve efficiency," concluded Mr. Lombard.

Signal Technology designs and produces sophisticated, state-of-the-art electronic components and systems for a variety of defense, space and communication applications, including communications networks, satellite communications, electronic countermeasures, intelligence and guidance systems. For further information about Signal Technology, please visit the Company's web site at http://www.sigtech.com.


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Signal Technology Corporation
September 25, 1998
Page 3.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements made in this press release that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ include, but are not limited to, market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development, capacity, supply constraints and other risks detailed from time to time in the company's Securities and Exchange Commission filings. Signal Technology Corporation assumes no obligation to update the information included in this press release.


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